UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                        Date of Report: December 7, 2004
               (Date of earliest event reported: December 1, 2004)

                              CENTURY CASINOS, INC.
             (Exact Name of Registrant as specified in its charter)

         Delaware                     0-22290                84-1271317
(State or other jurisdiction        (Commission           (I.R.S. Employer
     of incorporation)              File Number)        Identification Number)


        1263 Lake Plaza Drive Suite A, Colorado Springs, CO       80906
        (Address of principal executive offices)                  (Zip Code)

        Registrant's telephone number, including area code: 719-527-8300


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_ Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01 Entry Into a Material Definitive Agreement

On December 1, 2004, Century Casinos, Inc. entered into an agreement to sell its interest in the Gauteng, South Africa, license Application to the Akani Group which is comprised of Akani Leisure Investments (Proprietary) Limited and Gold Reef Casino Resorts Limited (partly owned by the Casinos Austria group). The Akani Group has agreed to provide the funds necessary for Silverstar to complete the project and to acquire the entire shareholding of Silverstar as well as all assets, rights and obligations of Century in the project.

The total selling price to Century is R50.3 million, approximately $8.5 million.

By the terms of the Verkrans Sale Agreement, Century Casinos Africa has sold all of its shares in Verkrans Ontwikkelings Maatskappy (Pty) Limited to Silverstar Development Limited for R4,405,000 in cash.

By the terms of the Settlement of Loans Agreement, Silverstar paid Century Casinos Africa (Pty) Ltd R5,595,000 to settle loans previously made to Silverstar and other parties related to the proposed project in Gauteng, South Africa. As part of the same agreement, Century Casinos Africa has advanced R3.0 million to Silverstar which shall be repaid in six equal installments upon the payment dates of the seventh though twelfth installments established in the option agreements plus interest of R60,000 per installment.

The balance of R40.3 million, approximately $6.8 million, is contingent on certain approvals being secured by Silverstar and the Akani Group. The outcome of these approvals is unknown at this time but with the financial backing of the Akani Group, funding is now available to Silverstar to complete its tasks and provide a higher level of assurance that Century will ultimately get a return on its efforts to date. Should such approvals not be obtained, Century's involvement in the project will be restored to the previous level of ownership and management.

Century Casinos, Inc. has entered into a consulting agreement with Respond Limited under which it will pay a fee on all sums received in respect to any disposal agreements related to the Gauteng, South Africa project equal to 2% (two percent) on cumulative amounts up to $5 million plus 5% (five percent) of all amounts received in excess of $5 million. Century has paid R200,000 to Respond Limited in conjunction with the receipt of the R10.0 million for the Verkrans Sale and Settlement of Loans agreements. The payment of any additional fees is subject to the receipt of additional funds in connection with the disposal of our interests.

Item 9.01 Exhibits.
10.139   Settlement of Loans Agreement
10.140   Verkrans Sale Agreement
10.141   Century Resorts Limited Option Agreement
10.142   Century Casinos West Rand Option Agreement

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   Century Casinos, Inc.
                                                   (Registrant)

Date:  December 7, 2004                            by:  /s/ Larry Hannappel
                                                   Larry Hannappel, Chief
                                                   Accounting Officer